Exhibit (j)(3)

CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the references to us under the headings “Independent Auditors” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers
Boston, Massachusetts
April 13, 2004